UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under Exchange Act Rule 14a-12

Ramaco Resources, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Ramaco Resources, Inc.

Notice of Annual Meeting of Shareholders

to be held on June 25, 2019

and Proxy Statement

Welcome to the Ramaco Resources Annual Shareholder Meeting

April 30, 2019

Dear Fellow Shareholders:

We are pleased to invite you to attend our annual shareholder meeting to be held on June 25, 2019, at 1:30 p.m. eastern time at Yorktown Partners LLC, 410 Park Avenue, Suite 1900, New York, New York 10022.

As explained in the enclosed proxy statement, at this year’s meeting you will be asked to vote for the election of eight directors.

Your vote is very important to us – participate in the future of Ramaco Resources and exercise your shareholder right by voting your shares right away.

Only shareholders of record at the close of business on April 26, 2019, or their proxy holders, may vote at the meeting. Attendance at the meeting is limited to shareholders or their proxy holders and Ramaco Resources guests. Only our shareholders or their valid proxy holders may address the meeting.

Please review the proxy card for the instructions on how you can vote your shares over the internet, by telephone or by mail. It is important that all Ramaco Resources shareholders, regardless of the number of shares owned, participate in the affairs of the Company.

Thank you for your continued interest in Ramaco Resources.

Sincerely,

Randall W. Atkins Executive Chairman, Chief Financial Officer and Chairman of the Board	Michael D. Bauersachs President and Chief Executive Officer

2019 Proxy Statement

250 West Main Street, Suite 1800 Lexington, Kentucky 40507
Notice of Annual Meeting of Shareholders

Dear Shareholders:

You are cordially invited to attend the 2019 annual meeting of shareholders of Ramaco Resources, Inc. This is your notice for the meeting.

TIME AND DATE

1:30 p.m. Eastern Time on June 25, 2019 (“Annual Meeting”)

PLACE

Yorktown Partners LLC located at 410 Park Avenue, Suite 1900, New York, New York 10022.

ITEMS OF BUSINESS

•	To elect the eight nominees named in the proxy statement as directors to hold office until the 2020 annual meeting; and

•	To consider and act upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

Shareholders of record at the close of business on April 26, 2019 are entitled to vote on the matters presented at the Annual Meeting.

PROXY VOTING

Our Board of Directors is soliciting proxies to be voted at the Annual Meeting of shareholders. Each share entitles the holder to one vote. You may vote either by attending the meeting or by proxy. For specific voting information, please see “Frequently Asked Questions About Voting” beginning on page 1 of the proxy statement that follows. Whether or not you plan to attend the meeting, we hope you will vote as soon as possible. You may vote by proxy over the Internet at http://www.proxyvote.com or by telephone, or, if you requested paper copies of the proxy materials, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone or by written proxy or voting instruction card will ensure your representation at the meeting regardless of whether you attend.

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2018 to you online with paper copies available, free of charge, upon request. On or about May 13, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable. We believe this process provides our shareholders with a convenient way to access the proxy materials and submit their proxies online, while allowing us to reduce our environmental impact as well as the costs of printing and distribution.

Sincerely,

Randall W. Atkins

Executive Chairman, Chief Financial Officer and Chairman of the Board

April 30, 2019

Important Notice Regarding the Availability of Proxy Materials

for the Annual Shareholder Meeting to be Held on June 25, 2019:

The notice of annual meeting, proxy statement and 2018 annual report to shareholders are available electronically at www.proxyvote.com

2019 Proxy Statement

RAMACO RESOURCES, INC.

250 West Main Street, Suite 1800

Lexington, Kentucky 40507

(859) 244-7455

Proxy Statement

FREQUENTLY ASKED QUESTIONS ABOUT VOTING

On what am I voting?

Item Description	More Information	Board Recommendation	Broker non-votes	Abstentions	Votes required for approval
Item 1: Election of directors	Page 3	FOR each nominee	Do not count	Do not count	Plurality of votes cast

Who may vote?

Shareholders recorded in our stock register at the close of business on April 26, 2019 may vote at the meeting. As of that date, there were 40,832,467 shares of our common stock outstanding.

How many votes do I have?

You have one vote for each share of our common stock you owned as of the record date for the meeting.

How do I vote?

Our proxy materials are available to shareholders on the Internet and by mail.  You may read, print and download our 2018 annual report, proxy statement and proxy card at http://www.proxyvote.com. On an ongoing basis, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail. You may vote your shares by the Internet at http://www.proxyvote.com, by regular mail or in person at the meeting. Each of these voting options is described in the Notice of Availability and the proxy card.

To ensure that your vote is counted at the meeting, regardless of whether you plan to attend, you should vote by using the Internet voting option on your proxy card or mailing in your proxy card. If you return an executed proxy card without marking your instructions, your executed proxy card will be voted in accordance with the recommendations of the board of directors ( the “Board”). If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, your shares will be voted per your instructions.

What are the Board’s recommendations?

The Board’s recommendations are set forth together with the description of each item in this proxy statement. In summary, the Board and the Audit Committee recommend a vote as follows:

•	FOR the election of the eight nominees named in this proxy statement as directors.

If any other matters properly come before the annual meeting, we will vote the shares in accordance with our best judgment and discretion.

What if I change my mind after I have voted?

You may revoke your proxy before it is voted by:

•	submitting a new proxy card with a later date;

•	voting in person at the meeting; or

•	giving written notice to the Corporate Secretary at Ramaco Resources’ address shown above.

Will my shares be voted if I do not provide my proxy and don’t attend the annual meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. However, the proposal to elect directors is not considered routine. As a result, no broker may vote your shares on the proposal to elect directors without your specific instructions.

Do I need a ticket to attend the meeting?

To be admitted to the meeting, you must provide proof of ownership of our common stock and proof of identification. If you plan to attend the meeting and your shares are held by banks, brokers, stock plans or other holders of record (in “street name”), you will need to provide proof of ownership. Examples of proof of ownership include a recent brokerage statement or letter from your broker or bank. All shareholders will be required to present valid picture identification, such as a driver’s license, before being admitted to the meeting.

What constitutes a quorum?

To carry on the business of the meeting, we must have a quorum. This means at least a majority of the voting power of all of the outstanding shares of stock entitled to vote as of the record date must be represented at the meeting, either by proxy or in person. Shares of common stock owned by Ramaco Resources are not voted and do not count for this purpose.

Abstentions and proxies submitted by brokers that do not indicate a vote because they do not have discretionary authority and have not received instructions as to how to vote on a proposal (so-called “broker non-votes”) will be considered as present for quorum purposes.

What vote is required to approve each of the proposals?

Under our bylaws, directors are elected by a plurality of the votes cast at the meeting. This means that the eight directors who receive the most “for” votes are elected. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Item 1: Election of Directors—Plurality Voting in Director Elections.”

Who conducts the proxy solicitation and how much will it cost?

Ramaco Resources is requesting your proxy for the annual shareholder meeting and will pay all the costs of requesting shareholder proxies. We can request proxies through the mail, in person, or by telephone, fax or Internet. We can use directors, officers and other employees of Ramaco Resources to request proxies. Directors, officers and other employees will not receive additional compensation for these services. We will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock.

ITEM 1: ELECTION OF DIRECTORS

Nominees for Directors

Each of our directors will be elected at this year’s meeting to a one-year term expiring at the annual meeting in 2020.

If any nominee becomes unavailable for election, the Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority.

Listed below are the biographies of each director nominee. The biographies include information regarding each individual’s service as a director of the Company, business experience, director positions at public companies held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve as a director for the Company.

Pursuant to the Shareholders’ Agreement (as described below), Yorktown and ECP are entitled to appoint five directors and two directors, respectively, to the Board of Directors.  Each of Yorktown and ECP has determined to only nominate one director for election at the annual meeting.  Yorktown’s nominee is Bryan H. Lawrence, and ECP’s nominee is Tyler Reeder.  As a result, the Board of Directors will have a vacancy following the annual meeting, which the Board of Directors is currently considering how to fill.

The eight nominees for election at the annual meeting are listed below. Our Board has nominated C. Lynch Christian for election as a director.

RANDALL W. ATKINS

Randall W. Atkins, age 66, has served as our Executive Chairman and Chairman of our board of directors since August 2015. He has also served as our Chief Financial Officer since July 2018. Mr. Atkins has been involved in energy related investment and financing activity for over 35 years. He also has served as Chairman and Chief Executive Officer of Ramaco Coal, LLC from 2011 to present. Prior to the formation of Ramaco, Mr. Atkins was a banker at J.P. Morgan and had worked in various investment banking and private equity positions in the mining and energy fields. Mr. Atkins is the Vice Chairman and on the Executive Committee and Board of Directors the National Coal Council. He is also both a Director and on the Executive Committee of the National Mining Association (“NMA”). He began his career at Ashland Oil, Inc. Mr. Atkins holds a B.A. degree from Duke University and a J.D. degree from Washington & Lee University School of Law.

We believe that Mr. Atkins’s considerable financial and energy investment experience  brings important and valuable skills to the board of directors and qualifies him to serve on our board of directors.

Non-Independent Director Nominee Executive Chairman Committees: Compensation

MICHAEL D. BAUERSACHS

Michael D. Bauersachs, age 54, has served as our President and Chief Executive Officer and director since August 2015. Mr. Bauersachs has over 30 years of experience in the coal industry. He has also served as president and a director of Ramaco Coal, LLC from 2011 until present. Mr. Bauersachs has held previous senior positions at Trinity Coal, Massey Energy Company. as Vice President of Planning, Arch Coal and Zeigler Coal Holding Company. His background has provided him with extensive experience in every major coal-producing region in the U.S. Mr. Bauersachs has a B.S. degree from Illinois College and received his M.B.A. from Southern Illinois University at Edwardsville.

We believe that Mr. Bauersachs’ extensive experience in the coal industry brings valuable strategic and analytical skills to the board of directors and qualifies him for service on our board of directors.

Non-Independent Director Nominee President and Chief Executive Officer Committees: None

C. LYNCH CHRISTIAN, III

C. Lynch Christian, III, age 67, has been involved in coal mining and coal land leasing and management since 1980 as an officer and director of Imperial Colliery Company and Milburn Colliery Company. Among other energy related businesses, Mr. Christian has experience as an officer and director of companies providing mining and hydraulic equipment, material crushing and handling equipment, conveyor design and installation and crane and rigging services. Prior to commencing work in the coal industry, Mr. Christian practiced energy law with the firm of Jackson & Kelly in Charleston, West Virginia. Mr. Christian is a graduate of the University of North Carolina and the Washington & Lee University School of Law.

We believe that Mr. Christian’s management experience and lengthy career in the Appalachian coal industry qualifies him for service on our board of directors.

Independent Director Nominee Committees: Audit Environmental, Health and Safety

BRUCE E. CRYDER

Bruce E. Cryder, age 72, has served as a member of our board of directors since June 2017. Mr. Cryder is a senior partner at Bingham Greenebaum Doll LLP, where he has practiced law since 1988. During his tenure at Bingham Greenebaum Doll LLP he developed a practice serving primarily the coal industry. Prior to joining Bingham Greenebaum Doll LLP, Mr. Cryder was in-house counsel with Utah International, an assistant attorney general of Ohio for five years, with responsibilities in the environmental and natural resources regulatory programs, and a Field Solicitor for the U.S. Department of the Interior. Mr. Cryder received a B.A. from Ohio University and a J.D. from Ohio State University. He is admitted to practice in Ohio, Kentucky, and the United States Supreme Court.

We believe that Mr. Cryder’s management experience and background in the coal industry, combined with his experience in advising on various legal matters, qualifies him for service on our board of directors.

Independent Director Nominee Committees: Audit Environmental, Health and Safety

PATRICK C. GRANEY, III

Patrick C. Graney, age 65, has served as a member of our board of directors since December 2016. Mr. Graney is currently a private investor. Previously, Mr. Graney founded and served as Chairman of the One Stop Convenience Store Chain was the President and CEO, of Petroleum Products, Inc., a motor fuel and lubricant distribution company in West Virginia. Mr. Graney was elected to the Board of BB&T Corporation in October 2018. He also serves on the Boards of several privately held companies in which he is an investor with operations in the West Virginia area. He was previously a Class B Director representing West Virginia to the Richmond Federal Reserve. Mr. Graney received a B.A. degree from The University of Virginia, and an M.B.A. from the Colgate Darden School at The University of Virginia.

We believe that Mr. Graney’s extensive leadership and financial experience brings valuable strategic and managerial skills to the board of directors and qualifies him to serve on our board of directors.

Independent Director Nominee Committees: Audit Environmental, Health and Safety

BRYAN H. LAWRENCE

Bryan H. Lawrence, age 76, has served as a member of our board of directors since December 2016. Mr. Lawrence is a founder and senior manager of Yorktown Partners LLC, the manager of the Yorktown group of investment partnerships, which make investments in companies engaged in the energy industry. The Yorktown partnerships were formerly affiliated with the investment firm of Dillon, Read & Co. Inc. where Mr. Lawrence had been employed since 1966, serving as a Managing Director until the merger of Dillon Read with SBC Warburg in September 1997. Mr. Lawrence also serves as a director of publicly traded Carbon Natural Gas Company, Hallador Energy Company and Star Group, L.P. and certain nonpublic companies in the energy industry in which Yorktown partnerships hold equity interests. Mr. Lawrence is a graduate of Hamilton College and also has an M.B.A. from Columbia University.

We believe that Mr. Lawrence’s wealth of industry-specific transactional skills and experience qualifies him to serve on our board of directors.

Non-Independent Director Nominee Committees: None

TYLER REEDER

Tyler Reeder, age 45, has served as member of our board of directors since December 2016. Mr. Reeder joined Energy Capital Partners in 2006 and has been a partner of the firm since 2011. Mr. Reeder was previously with Power and Fuel Markets of Texas Genco, LLC., and Orion Power Holdings, Inc.. Before those positions, Mr. Reeder worked at Goldman, Sachs & Co. Mr. Reeder currently serves on the boards of ADA Carbon Solutions, LLC, Broad River Power Holdings, LLC, CE2 Carbon Capital, LLC, Empire Gen Holdings, Inc., Terra-Gen, LLC, Energy Solutions, Inc. and Granite Holdings, Inc. (parent company of Wheelabrator Technologies, Inc.). Mr. Reeder received a B.A. in Economics from Colgate University.

We believe that Mr. Reeder’s background in finance and private equity energy investing qualifies him to serve on our board of directors.

Non-Independent Director Nominee Committees: None

RICHARD M. WHITING

Richard M. Whiting, age 64, has served as a member of our board of directors since December 2016. Mr. Whiting most recently served as President of Kinder Morgan Resources LLC, and before that as President, Chief Executive Officer, and Director of Patriot Coal Corporation (“Patriot Coal”). Prior to the spin-off of Patriot Coal from Peabody Energy Corporation (“Peabody”), Mr. Whiting served in various positions at Peabody including Executive Vice President & Chief Marketing Officer, President & Chief Operating Officer and Director. Mr. Whiting has served as both a Director and on the Executive Committee of the NMA. He has also served as a Director of the National Coal Council and as a member of the Society of Mining Engineers Foundation Board of Trustees. Mr. Whiting holds a B.S. degree in Mining Engineering from West Virginia University.

We believe that Mr. Whiting’s business experience and leadership roles bring valuable strategic and analytical skills to the board of directors and qualify him for service.

Independent Director Nominee Committees: Audit Compensation Environmental, Health and Safety

The Board of Directors recommends a vote FOR the election of each of the nominees as directors.

CORPORATE GOVERNANCE

Criteria for Director Nominations

In assessing the qualifications of candidates for nomination as director in addition to qualifications set forth in our bylaws, the Board considers whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the board of directors’ ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the board of directors to fulfill their duties

Although the Board is willing to consider candidates recommended by our shareholders, it has not adopted a formal policy with regard to the consideration of any director candidates recommended by our shareholders. The Board believes that a formal policy is not necessary or appropriate because of the small size of the Board and because the current Board already has a diversity of business background and industry experience. Our Board will consider director candidates recommended by shareholders who are highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. Shareholders recommending candidates for consideration should send their recommendations to us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507) in accordance with the procedures described in our amended and restated bylaws. The Board will consider recommendations for the 2020 annual meeting if they are received on or after the close of business on February 11, 2020, but no later than the close of business on March 13, 2020.

Director Independence

The Board of Directors determined that Messrs. C. Lynch Christian III, Bruce E. Cryder, Patrick C. Graney, III and Richard M. Whiting are independent within the meaning of the listing standards for general independence of the NASDAQ Global Select Market.

Under the listing standards, the Audit Committee is required to be composed solely of independent directors. The standards for audit committee membership include additional requirements under rules of the Securities and Exchange Commission. The Board has determined that all of the members of the audit committee meet the applicable independence requirements.

The Yorktown group of partnerships beneficially owns a majority of our outstanding stock. As a result, we qualify as a “controlled company” within the meaning set forth in the Nasdaq listing rules. Because we are considered to be a controlled company under Nasdaq rules, we are eligible for exemptions from provisions of these rules requiring a majority of independent directors, nominating and corporate governance and compensation committees composed entirely of independent directors and written charters addressing specified matters. We have elected to take advantage of these exemptions, except that our board of directors has established the Compensation Committee and adopted a written charter for such committee. In the event that we cease to be a controlled company within the meaning of these rules, we will be required to comply with these provisions after the specified transition periods.

Code of Conduct and Financial Code of Ethics

Our Code of Conduct and Financial Code of Ethics provides general statements of our expectations regarding ethical standards that we expect our directors, officers and employees to adhere to while acting on our behalf. The Code of Conduct and the Financial Code of Ethics are available on our Internet website, www.ramacoresources.com.

We intend to post on our website any amendments to, or waivers of, any provision of the Code of Conduct or Financial Code of Ethics to the extent applicable to our Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer or that relates to any element of the SEC’s definition of a “code of ethics.”

Conflicts of Interest and Related-Party Transactions

The Audit Committee will address and resolve any issues with respect to related-party transactions and conflicts of interest involving our senior officers, directors or other “related persons” under Item 404(a) of the Securities and Exchange Commission Regulation S-K and in accordance with our Related Persons Transactions Policy.

Our Code of Conduct provides that all directors, officers and other employees should avoid actual conflicts of interest as well as potential conflicts of interest, and our Financial Code of Conduct, applicable to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other senior financial officers, similarly obligates those employees to handle actual or apparent conflicts of interest between personal and professional relationships in an ethical manner. Any questionable situation is required to be disclosed to an employee’s direct supervisor or the Chief Compliance Officer, which is currently our Chief Financial Officer.

Pursuant to our Code of Conduct and our Related Persons Transactions Policy, the Board has delegated to the Audit Committee the responsibility for reviewing and resolving any issues with respect to related-party transactions and conflicts of interests involving senior officers or directors of the Company or other related persons under the applicable rules of the Securities and Exchange Commission. Our Code of Conduct requires that (i) each director and officer shall promptly disclose to the Chief Compliance Officer any potential conflicts of interest he (or a member of such person’s immediate family) may have with respect to any matter involving the Company and, if appropriate, recuse himself from any discussions or decisions on any of these matters, and (ii) the Chief Compliance Officer shall promptly advise the Audit Committee and the Chief Executive Officer of any potential conflicts of interest he or she may have with respect to any matter involving the Company and, if appropriate, recuse himself from any discussions or decisions on any of these matters.

In accordance with our Related Persons Transactions Policy, in determining whether to approve or ratify a related-party transaction, the Committee will take into account, among other factors it deems appropriate: (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, (2) the benefits to the Company and the related person, (3) the extent of the related person’s interest in the transaction, (4) the nature of the interest of the related person and (5) whether the transaction may involve a conflict of interest.

Board Leadership

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as our Board believes it is in our best interests to make that determination based on our position and direction, and membership of the Board. Currently, the position of Chief Executive Officer and Chairman are separate, with Randall W. Atkins serving as Chairman of the Board and Michael D. Bauersachs serving as the Chief Executive Officer.

The Board believes that separating these roles allows the Chief Executive Officer the opportunity to focus on running our business and managing the day-to-day challenges, while providing the Board the opportunity to benefit from the Chairman's ability to support the other members of the Board and work closely with the other members of the executive team.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in the oversight of risks that could impact Ramaco Resources, and risk oversight is the responsibility of the full Board. The Board has ultimate oversight responsibility for the Company’s system of enterprise risk management.

Throughout the year, the full Board (or the appropriate committee in the case of risks in areas for which responsibility has been delegated to a particular committee) participates in reviews with management on the Company’s risk management process, the major risks facing the Company and steps taken to mitigate those risks. The Board reviews include litigation and other legal matters, regulatory developments, budget and policy, and industry and economic developments. In addition, existing committees help the Board carry out its responsibility for risk oversight by focusing on specific key areas of risk:

•	the Audit Committee oversees the management of financial risks;

•	the Compensation Committee oversees the management of risks relating to our employee compensation plans and arrangements; and

•	the Environmental, Health and Safety Committee oversees the management of risks relating to our environmental, health and safety policies, programs and initiatives.

Director Attendance

Last year, the Board met five times, and the standing committees met a total of seven times. Each director attended more than 75% of the meetings (in person or by telephone) of the Board of Directors and each of the committees on which he served in 2018.

Directors are expected to attend annual meetings of shareholders. Last year, all of our Board members attended the annual meeting.

Board Organization and Committees

The Board oversees the management of the Company’s business and affairs. The Board appoints committees to help carry out its duties. Messrs. Michael D. Bauersachs, Trent Kososki, Bryan H. Lawrence and Tyler Reeder do not serve on any standing committees. The following table sets forth the standing committees of the Board and their members as of the date of this proxy statement, as well as the number of meetings each committee held during 2018:

Director	Audit Committee	Compensation Committee	Environmental, Health and Safety Committee
Randall W. Atkins		X
Bruce E. Cryder	X		X*
Patrick C. Graney, III	X*		X
W. Howard Keenan, Jr.		X
Richard M. Whiting	X	X*	X
Number of Meetings Held in 2018	4	2	1

*Denotes Chairperson

AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to assist the Board in fulfilling its oversight responsibility for:

•     the integrity of the financial reports and other financial information provided by us to the public or any governmental body;

•     our compliance with legal and regulatory requirements;

•     our systems of internal controls over financial reporting;

•     the qualifications and independence of our independent auditors;

•     our auditing, accounting and financial reporting processes generally; and

•     the performance of such other functions as the Board may assign from time to time.

The Audit Committee has sole responsibility to appoint and, where appropriate, replace our independent auditors and to approve all audit engagement fees and terms. The Audit Committee’s report is on page 19.

The Board of Directors has determined that Mr. Graney is an audit committee financial expert within the meaning of the regulations of the Securities and Exchange Commission, and that each member of the Audit Committee is independent for purposes of serving on such committee under the Nasdaq listing standards and applicable federal law.

COMPENSATION COMMITTEE

The primary responsibilities of the Compensation Committee are to assist the Board in fulfilling its oversight responsibility for:

•     our executive and director compensation; and

•     the administration of our stock incentive plans.

The Board of Directors has determined that Mr. Whiting meets the independence requirements applicable to the Compensation Committee under the Nasdaq rules. In addition, the Board determined that Mr. Whiting is a “non-employee director” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

ENVIRONMENTAL, HEALTH AND SAFETY COMMITTEE

The primary responsibilities of the Environmental, Health and Safety Committee are to assist the Board in fulfilling its oversight responsibility for:

•     our environmental, health and safety policies, programs and initiatives.

Executive Sessions of the Board

The small size of the Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. On occasion, the Board will hold separate meetings for independent directors without management present. These meetings generally will be held in conjunction with regularly scheduled meetings and at other times as requested by an independent director.

Determining Executive and Director Compensation

The Compensation Committee of the Board is responsible for determining executive and director compensation. For executive officers other than the Chief Executive Officer and Executive Chairman, the Compensation Committee receives and reviews reports and recommendations from the Chief Executive Officer and Executive Chairman regarding the performance and recommended compensation of the other executive officers of the Company, and the Compensation Committee recommends to the Board the annual compensation, including salary, bonus, incentive and equity compensation, for such officers. The Chief Executive Officer and Executive Chairman may be present during Compensation Committee discussions evaluating and setting the compensation levels of the Company’s executive officers other than themselves, but they may not vote on such deliberations.

In 2018, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant within the meaning of the rules of the SEC and Nasdaq. Meridian was engaged by the Compensation Committee pursuant to the authority delegated under its charter and serves at the direction of the Compensation Committee. At the request of the Compensation Committee, Meridian provided an assessment of the competitiveness of our executive compensation program and independent director compensation as compared with our competitors, and our Compensation Committee used this assessment as one of several factors in approving target levels of compensation for each executive officer and independent director.

Compensation Committee Interlocks and Insider Participation

During 2018, our last completed fiscal year, two of our executive officers served on the board of directors or compensation committee of a company that had an executive officer that served on our Board. Further, two members of our Board were executive officers of a company in which one of our executive officers served as a member of the board of directors or compensation committee of that company.

Messrs. Atkins and Bauersachs served as executive officers and on the board of directors of Ramaco Coal, LLC.

Shareholder Communications with Directors

Interested parties who wish to make concerns known to the non-management directors may communicate directly with the non-management directors by making a submission in writing to “Board of Directors (independent members)” in care of our Corporate Secretary at the address indicated on the first page of this proxy statement. Aside from this procedure for communications with the non-management directors, the entire Board of Directors will receive communications in writing from shareholders. Any such communications should be addressed to the Board of Directors in care of the Corporate Secretary at the same address.

Website Availability of Documents

Ramaco Resources’s Annual Report on Form 10-K, the charters of the Audit Committee, Compensation Committee, and Environmental, Health and Safety Committee, the Code of Ethics and the Financial Code of Conduct can be found on our website at www.ramacoresources.com. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this proxy statement.

Shareholders’ Agreement

In connection with our initial public offering, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with Yorktown Energy Partners IX, L.P. (“Yorktown IX”), Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (collectively, “Yorktown”), Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP (collectively, “ECP”), Randall Atkins and Michael Bauersachs. Summaries of certain material terms of the Shareholders’ Agreement are set forth below.

Voting and Governance Matters

Among other things, the stockholders’ agreement provides Yorktown and ECP with the right to designate a number of nominees (each Yorktown nominee, a “Yorktown Director” and each ECP nominee, an “ECP Director”) to our board of directors such that:

•	at least 5 directors of the board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own at least 50% of the outstanding shares of our common stock;

•

at least 3 directors of the board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 50% but at least 25% of the outstanding shares of our common stock;

•

at least 2 directors of the board are Yorktown Directors for so long as Yorktown and its affiliates collectively beneficially own less than 25% but at least 10% of the outstanding shares of our common stock;

•

at least 1 director of the board is a Yorktown Director for so long as Yorktown and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock;

•	once Yorktown and its affiliates collectively own less than 5% of our common stock, Yorktown will not have any board designation rights;

•	at least 2 directors of the board are ECP Directors for so long as ECP and its affiliates collectively beneficially own at least 10% of the outstanding shares of our common stock;

•	at least 1 director of the board is a ECP Director for so long as ECP and its affiliates collectively beneficially own less than 10% but at least 5% of the outstanding shares of our common stock; and

•	once ECP and its affiliates collectively own less than 5% of our common stock, ECP will not have any board designation rights.

The designation rights of Yorktown and ECP are exercisable at the option of each of Yorktown and ECP and each of Yorktown and ECP may designate a number of directors to serve on our board of directors that is less than the number shown above (or none at all). The designation rights of ECP and Yorktown will terminate automatically as to each of Yorktown and ECP upon the later of (i) the time at which Yorktown or ECP, as applicable, no longer has the right to designate an individual for nomination to our board of directors under the Shareholders’ Agreement, and (ii) the time at which Yorktown and ECP cease to hold in aggregate at least 50% of the outstanding shares of our common stock. Additionally, the designation rights of Yorktown will terminate automatically upon Yorktown providing written notice to ECP and the Company.

Pursuant to the Shareholders’ Agreement, we, Yorktown, ECP, Randall Atkins and Michael Bauersachs are required to take all necessary action, to the fullest extent permitted by applicable law (including with respect to any fiduciary duties under Delaware law), to cause the election of the nominees designated by Yorktown and ECP.

The rights granted to Yorktown and ECP to designate directors are additive to and not intended to limit in any way the rights that Yorktown, ECP or any of their affiliates may have to nominate, elect or remove our directors under the DGCL.

As disclosed in the Stock Ownership table below, Yorktown owned 52% and ECP owned 14% of Ramaco Resources’ common stock as of April 26, 2019.

RELATED PARTY TRANSACTIONS

Historical Transactions with Affiliates

Ramaco Coal, LLC and its subsidiaries lease or sublease numerous properties to our subsidiaries. We believe these agreements are on terms which would be obtained on an arm’s length basis for similar transactions. Other than Knox Creek, those properties constitute most of the land we currently control in connection with our proposed business operations. The terms and conditions of those agreements are summarized below:

Yorktown IX, Randall Atkins and Michael Bauersachs are the sole owners of Ramaco Coal, LLC. Given certain common ownership between Ramaco Coal, LLC and us and the complex contractual obligations under the following documents, conflicts could arise between us and Ramaco, Coal LLC and Yorktown, ECP, Randall Atkins and Michael Bauersachs. In addition, a conflict may arise which could adversely affect the interests of our stockholders, including, without limitation, conflicts involving compliance with payment and performance obligations under existing leases, and negotiation of the terms of and performance under additional leases we may enter into with Ramaco Coal, LLC or its subsidiaries or affiliates in the future.

Elk Creek

By lease dated August 20, 2015, RAMACO Central Appalachia, LLC (“RCA”) leased to RAMACO Resources, LLC (“Resources”) some, but not all, of its coal and surface interests owned in fee in and around the Elk Creek property. The initial term of this lease is 12 years and expires on the later of August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when Resources pays to RCA its first payment of Minimum Monthly Royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. Resources is obligated to pay RCA (i) the greater of $2.50, or seven percent (7.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the underground mining method, (ii) the greater of $3.00, or eight percent (8.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the surface or strip mining method, and (iii) the greater of $3.50, or nine percent (9.0%) of the gross selling price, for each ton of coal mined and sold from the leased premises by the highwall or auger mining method (in each case, the “Production Royalty”). In addition to the Production Royalty, Resources is obligated to pay RCA certain minimum royalty payments (in each case, the “Minimum Royalty”). Each month, Resources shall pay to RCA $41,667 as minimum royalty until Resources has paid 24 of such minimum royalty payments and, thereafter, shall pay $166,667 as minimum royalty. Minimum monthly royalty payments are fully recoupable from Production Royalty payments. Further, Resources shall pay Baisden-Vaughan, Inc. (i) $200,000 on or before Sept. 11, 2016, Sept. 11, 2017, Sept. 11, 2018, and Sept. 11, 2019, respectively (collectively, the “Annual Baisden-Vaughan Payments”), and (ii) after Resources has mined and sold more than 700,000 tons of coal on, in, or under the real property (the “Base Tonnage”) conveyed by that certain Special Warranty Deed, dated Sept. 11, 2013 by and between Baisden-Vaughan, Inc. and RCA (the “Baisden-Vaughan Tract”), an overriding royalty equal to one percent (1.0%) of the gross selling price for each ton of coal mined and sold from the Baisden-Vaughan Tract in excess of the Base Tonnage until Resources has mined 1,400,000 tons of coal on, in, or under the Baisden-Vaughan Tract (the “Threshold Tonnage”) and, thereafter, an overriding royalty equal to one and one half percent (1.5%) of the gross selling price for each ton of coal mined and sold from the Baisden Vaughan Tract in excess of the Threshold Tonnage (collectively, “Baisden-Vaughan Overriding Royalty Payments”). Resources may deduct such Baisden-Vaughan Overriding Royalty Payments from the Production Royalty, and credit such Annual Baisden-Vaughan Payments against the Minimum Royalty.

By surface rights lease dated August 20, 2015, RCA leased to the Company surface interests in and around the Elk Creek property for construction and maintenance of a coal preparation plant, impoundments and related preparation facilities. RCA also grants the Company the non-exclusive right to use roads located on the premises. The initial term of this lease is 12 years and expires on the later of August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when the Company pays to RCA its first payment of Base Rent (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises and all surrounding properties that can be mined in connection with the premises. The Company is obligated to pay RCA certain throughput payments (the “Base Throughput Payments”) of one half of one percent (0.5%) per ton of coal mined and sold from properties other than the Elk Creek property (the “Foreign Lands”). The Company is also obligated to pay RCA certain supplemental throughput payments (the “Supplemental Throughput Payments” and, together with the Base Throughput Payments, the “Aggregate Throughput Payments”) on a portion of the Elk Creek property (the “Supplemental Throughput Lands”) equal to the following: (i) for each ton of coal mined in, on, or under the Supplemental Throughput Lands from the Lower Cedar Grove “A” seam of coal and all seams above the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, (B) by surface mining methods, the greater of $0.50, or three and one half of one percent (3.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $1.25, or four and one half of one percent (4.5%) of the gross selling price, and (ii) for each ton of coal mined on, in, or under the Supplemental Throughput Lands from all seams of coal below the Lower Cedar Grove “A” seam of coal, (A) by underground mining methods, the greater of $0.25, or one and one half of one percent (1.5%) of gross selling price, (B) by surface mining methods, the greater of $0.25, or two and one half of one percent (2.5%) of the gross selling price, or (C) by highwall or auger mining methods, the greater of $0.75, or three and one half of one percent (3.5%) of gross selling price. In addition to the Aggregate Throughput Payments, the Company is obligated to pay certain Base Rent payments to RCA. Each month, the Company shall pay to RCA $41,667 as Base Rent until the Company has paid 24 of such Base Rent payments and, thereafter, shall pay $83,333 as Base Rent for each month. Base Rent payments are fully recoupable from the Aggregate Throughput Payments, except for the first $50,000 in Base Rent payments made by the Company which are not recoupable from the Aggregate Throughput Payments in any way whatsoever.

By sublease dated August 19, 2015, RCA subleased to the Company all of its rights under two leases with WPP LLC, the “Ritter Lease”, and the “CSX Minerals Lease.” The initial term of the sublease is five years and may be renewed in five-year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. To the extent that this sublease applies to the CSX Minerals Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on March 30, 2017, equal to $50,000, and (B) for each lease year thereafter, a minimum royalty in advance equal to $75,000. Advance minimum royalties paid under this sublease that pertain to the CSX Minerals Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next 5 lease years. To the extent that this sublease applies to the Ritter Lease premises, the Company shall pay (i) a tonnage royalty equal to (A) the greater of $2.25, or four and one half of one percent (4.5%) of the gross selling price, for each ton of coal mined from the Lower Cedar Grove “A” seam and all seams above the Lower Cedar Grove “A” seam, and (B) the greater of $2.75, or five and one half of one percent (5.5%) of the gross selling price, for each ton of coal mined from all seams below the Lower Cedar Grove “A” seam; (ii) a wheelage fee for all coal mined from lands not owned and controlled by Lessor as of April 1, 2012 equal to (A) the greater of $0.25, or 0.375% of the gross selling price, for each such ton of coal, or (B) the greater of $0.25, or 0.5% of the gross selling price, for each such ton of coal; and (iii)(A) a minimum royalty in advance, for each lease year through the lease year ending on December 31, 2017, equal to $30,000 and (B) for each lease year thereafter, a minimum royalty in advance equal to $50,000. Advance minimum royalties paid under this sublease that pertain to the Ritter Lease may be recouped against future tonnage royalties paid pertaining to that lease during the next 5 lease years.

In addition to the foregoing agreements concerning the Elk Creek property, RCA and Resources entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Elk Creek property, or is reasonably possible to mine in connection with the Elk Creek property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Elk Creek property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Elk Creek property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of 3 years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Elk Creek property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

Berwind

By Sublease dated August 20, 2015, RCA subleased to Resources all of its rights under its lease with Berwind. The initial term of the Sublease is five years and may be renewed in five year increments until exhaustion of the mineable and merchantable coal located on the subleasehold premises. Under this sublease, Resources is obligated to pay Berwind Production Royalty equal to (i) the greater of $4.50 or 6.0% of the gross selling price for each ton of coal mined from the Pocahontas No. 4 seam and all splits thereof on, in, or under the subleasehold premises, (ii) the greater of $3.50 or 5.5% of the gross selling price for each ton of coal mined from the Pocahontas No. 3 seam and all splits thereof on, in, or under the subleasehold premises, and (iii) the greater of $3.00 or 5.0% of the gross selling price for each ton of coal mined from the Squire Jim seam and all splits thereof on, in, or under the subleasehold premises. In addition, Resources owes Berwind a minimum annual royalty in advance equal to $50,000 per year in lease years 1 and 2, $100,000 per year in lease years 3, 4, and 5, and $250,000 per year in lease years 6 and beyond. Resources also owes Berwind a customary wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported over, under, across or through the lease premises. Under the sublease from RCA to us, we are further obligated to pay RCA a small overriding royalty payment, to which Berwind has agreed, which still reflects an aggregate royalty rate consistent with customary market royalty rates for deep mining. Finally, Resources may recoup $2 million against future Production Royalty payments to Berwind arising from a bonus payment made by RCA upon execution of its lease from Berwind; provided, however, such bonus payment may be recouped against future Production Royalty payments to Berwind at a rate equal to 25% of Production Royalty in excess of the annual minimum royalty.

In addition to the foregoing, RCA and Resources entered into a mutual cooperation agreement dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property adjacent to or contiguous with the Berwind property, or is reasonably possible to mine in connection with the Berwind property. RCA granted Resources (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RCA in and around the Berwind property on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Berwind property that are owned and/or leased by RCA in which RCA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, Resources granted RCA (i) the option, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by Resources in and around the Berwind property that are owned and/or leased by Resources in which Resources has received a bona fide offer to purchase such property from a third party.

RAM Mine

By amended and restated lease dated August 20, 2015, RAMACO Northern Appalachia, LLC (“RNA”) and RAM Farms, LLC (“RF”) leased their coal and surface rights, respectively, in and around the RAM Mine property to RAM Mining, LLC. The initial term of this lease is 12 years and expires on the later of August 20, 2027; provided, however, the initial term of this lease shall be automatically extended for ten years from the date when RAM pays to RNA its first payment of Minimum Monthly Royalty (which is specified below). In any event, this lease may be renewed until exhaustion of all mineable and merchantable coal from the premises. RAM is required to pay RNA a tonnage royalty equal to the greater of $2.50 or 5.0% of the gross selling price for each ton of coal mined in, on, or under the premises and sold. In addition to the foregoing tonnage royalty payments, RAM is obligated to pay certain minimum annual royalty payments to RNA and certain surface rentals to RF. Each year, RAM shall pay to RNA $100,000 as minimum annual royalty which is fully recoupable against future tonnage royalty due under the lease, and shall pay to RF $12,000 as surface rental which is not recoupable against future tonnage royalty due under this lease. After RAM obtains all necessary permits, consents and other governmental authorizations to conduct coal mining operations on the RAM Mine property, the annual minimum royalty payment due to RNA shall increase from $100,000 to $500,000. This is expected to occur in 2019. In addition, RAM must pay to some of RNA’s predecessors-in-interest overriding royalty payments equal to $0.50 per ton of coal mined from the premises and a $1,250,000 bonus payment upon obtaining all governmental consents, permits and authorizations necessary to commence mining operations on the premises. Finally, RAM is obligated to pay RNA a wheelage fee equal to 0.5% of the gross sales price of coal mined elsewhere but transported under, over, across or through the leasehold premises.

In addition to the foregoing, RNA and RAM entered into a mutual cooperation agreement, dated August 20, 2015. Under the mutual cooperation agreement, each party is required to notify the other in the event that such party acquires an interest in real property that is located in the Commonwealth of Pennsylvania and contains coal or mining rights. RNA granted RAM (i) the option, subject to any third-party agreements which prohibit the exercise of such option, for a period of 10 years, to lease or sublease any real properties owned and/or leased by RNA in Commonwealth of Pennsylvania, on pricing terms based on a formula set forth in the cooperation agreement, and (ii) a right of first refusal, subject to any third-party agreements which prohibit the exercise of such right, for a period of 10 years, to purchase, lease, sublease or license all or part of real property in and around the Commonwealth of Pennsylvania that are owned and/or leased by RNA in which RNA has received a bona fide offer to purchase, lease or sublease such property from a third party. In exchange, RAM granted RNA (i) the option, for a period of three years, to purchase properties owned and/or leased by RAM in the Commonwealth of Pennsylvania, and (ii) the right of first refusal, for a period of three years, to purchase properties owned and/or leased by RAM in Commonwealth of Pennsylvania that are owned and/or leased by RAM in which RAM has received a bona fide offer to purchase such property from a third party.

Services Agreement

Under a Mutual Services Agreement dated December 22, 2017 but effective as of March 31, 2017, the Company and Ramaco Coal, LLC agreed to share the services of certain of each company’s employees. Each party will pay the other a fee on a quarterly basis for such services calculated as the annual base salary of each employee providing services multiplied by the percentage of time each employee spent providing services for the other party. The services will be provided for 12-month terms, but may be terminated by either party at the end of any 12-month term by providing written notice at least 30 days prior to the end of the then-current term.

Corporate Guarantees

Pursuant to a Corporate Guaranty dated August 20, 2015, Ramaco Coal, LLC absolutely and unconditionally guaranteed to Ramaco Development the performance of RAM Mining, LLC, RNA, RF and RCA under each of the agreements listed above in this section entitled “Historical Transactions With Affiliates” (collectively, the “Mining Agreements”).

Pursuant to a Corporate Guaranty dated August 20, 2015, Ramaco Development absolutely and unconditionally guaranteed to Ramaco Coal, LLC the performance of RAM and Resources under the Mining Agreements.

Indemnification Agreement

Pursuant to an Indemnification Agreement dated August 20, 2015, by and between Ramaco Coal, LLC and Ramaco Development, Ramaco Development agreed to indemnify and hold harmless Ramaco Coal, LLC for obligations arising under or in connection with those certain permits, consents, agreements and other governmental authorizations identified therein.

DIRECTOR COMPENSATION

The Compensation Committee of the Board oversees fee levels and other elements of compensation for Ramaco Resources’s directors.

Messrs. Cryder, Whiting and Graney receive a monthly retainer of $8,333.33 in the form of cash and a $20,000 annual cash payment for service on Board Committees, as well as discretionary grants of restricted stock. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of the Board.

Messrs. Cryder, Whiting and Graney were each granted a restricted stock award on January 31, 2018 under the Ramaco Resources, Inc. Long-Term Incentive Plan of 9,328 shares of common stock, which shares fully vested on December 31, 2018.

Director Compensation Table

The table below and the narrative in the footnotes provide compensation amounts for our non-employee directors for 2018 as well as additional material information in connection with such amounts. For summary information on the provision of the plans and programs, refer to the “Director Compensation” discussion immediately preceding this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Bruce E. Cryder	120,000	75,000	195,000
Richard M. Whiting	120,000	75,000	195,000
Patrick C. Graney III	120,000	75,000	195,000
W. Howard Keenan, Jr.	0	0	0
Trent Kososki	0	0	0
Bryan H. Lawrence	0	0	0
Tyler Reeder	0	0	0

(1)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. Each independent director then in office as of January 31, 2018 received an annual value-based stock award under our Ramaco Resources, Inc. Long-Term Incentive Plan in 2018. The Board determined a cash value for each award, as of the grant date, of $75,000, resulting in a stock award of 9,328 shares of common stock for each independent director. The grant date fair value of the awards, based on the market price of our common stock on the NASDAQ Global Select Market on that date, was $8.04 per share.

STOCK OWNERSHIP

The following table shows stock ownership of (a) each person who is known to us to own beneficially more than 5% of Ramaco Resources’ common stock, based solely on statements filed by such persons pursuant to Section 13(d) or 13(g) of the Exchange Act, and (b) each director or nominee for director, the Chief Executive Officer, the Chief Financial Officer, the other executive officers for whom we are providing detailed compensation information under “Executive Compensation Tables” and our executive officers and directors as a group. Information for the executive officers and directors is given as of April 26, 2019 except as otherwise indicated. As of April 26, 2019, the Company had 40,832,467 shares of common stock issued, outstanding, and eligible to vote. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (Exchange Act) and, except as otherwise indicated, the respective holders have sole voting and investment powers over such shares.

All information with respect to beneficial ownership has been furnished by the respective 5% or more stockholders, directors or NEOs, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is c/o Ramaco Resources, Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507. The address for ECP is 51 John F Kennedy Parkway Suite 200, Short Hills, NJ 07078. The address for Yorktown is 410 Park Avenue, Suite 1900, New York, New York 10022.

	Shares of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number(2)%
Five Percent Stockholders:
Yorktown Energy Partners IX, L.P.(3)	11,971,525	29.32%
Yorktown Energy Partners X, L.P.(4)	3,692,881	9.21%
Yorktown Energy Partners XI, L.P.(5)	5,587,127	13.94%
Energy Capital Partners Mezzanine Opportunities Fund A, LP(6)	4,423,181	10.83%
Directors and NEOs:
Randall W. Atkins(7)	2,668,914	6.54%
Michael D. Bauersachs(8)	2,687,914	6.58%
Christopher L. Blanchard	173,716	*
Mark A. Clemens	154,509	*
Bruce E. Cryder	42,640	*
Bryan H. Lawrence(9)	21,251,533	52.05%
W. Howard Keenan(9)	21,251,533	52.05%
Richard M. Whiting	44,544	*
Patrick C. Graney, III	67,044	*
Tyler Reeder(10)	5,631,349	13.79%
Trent Kososki(10)	5,631,349	13.79%
All directors and executive officers as a group (13 persons)	32,722,163	80.14%

*	Represents less than 1%

(1)

Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of a security as to which that person, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power of such security and as to which that person has the right to acquire beneficial ownership of such security within 60 days.

(2)

The number of shares beneficially owned by each person or group as of April 26, 2019 includes shares of common stock that such person or group has the right to acquire within 60 days of April 26, 2019, including upon the exercise of options to purchase common stock or the vesting of restricted stock awards.

(3)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on March 28, 2019. Such filing indicates that Yorktown Energy Partners IX, L.P. has shared voting power with respect to 11,971,525 shares and shared dispositive power with respect to 11,971,525 shares. Yorktown IX Company LP is the sole general partner of Yorktown Energy Partners IX, L.P. Yorktown IX Associates LLC is the sole general partner of Yorktown IX Company LP. As a result, Yorktown IX Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners IX, L.P. Yorktown IX Company LP and Yorktown IX Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners IX, L.P. in excess of their pecuniary interest therein.

(4)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2017. Such filing indicates that Yorktown Energy Partners X, L.P. has shared voting power with respect to 3,692,881 shares and shared dispositive power with respect to 3,692,881 shares. Yorktown X Company LP is the sole general partner of Yorktown Energy Partners X, L.P. Yorktown X Associates LLC is the sole general partner of Yorktown X Company LP. As a result, Yorktown X Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners X, L.P. Yorktown X Company LP and Yorktown X Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners X, L.P. in excess of their pecuniary interest therein.

(5)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on February 21, 2017. Such filing indicates that Yorktown Energy Partners XI, L.P. has shared voting power with respect to 5,587,127 shares and shared dispositive power with respect to 5,587,127 shares. Yorktown XI Company LP is the sole general partner of Yorktown Energy Partners XI, L.P. Yorktown XI Associates LLC is the sole general partner of Yorktown XI Company LP. As a result, Yorktown XI Associates LLC may be deemed to share the power to vote or direct the vote or to dispose or direct the disposition of the common stock owned by Yorktown Energy Partners XI, L.P. Yorktown XI Company LP and Yorktown XI Associates LLC disclaim beneficial ownership of the common stock held by Yorktown Energy Partners XI, L.P. in excess of their pecuniary interest therein.

(6)

Number of shares based on a Schedule 13D filed with the Securities and Exchange Commission on June 2, 2017. Such filing indicates that Energy Capital Partners Mezzanine Opportunities Fund A, LP has shared voting power with respect to 4,423,181 shares and shared dispositive power with respect to 4,423,181 shares.

(7)	Includes options to purchase 468,712 shares of common stock.

(8)	Includes options to purchase 468,712 shares of common stock.

(9)

Because of the relationship of Messrs. Lawrence and Keenan to Yorktown Energy Partners IX, L.P., Yorktown Energy Partners X, L.P., and Yorktown Energy Partners XI, L.P. (the “Yorktown Funds”), Messrs. Lawrence and Keenan may be deemed indirect beneficial owners of the 21,251,533 shares of common stock owned by the Yorktown Funds. Pursuant to applicable reporting requirements, Messrs. Lawrence and Keenan are reporting indirect beneficial ownership of the entire amount of the common stock owned by the Yorktown Funds but they disclaim beneficial ownership of such shares.

(10)

Because of the relationship of Messrs. Reeder and Kososki to Energy Capital Partners Mezzanine Opportunities Fund, LP, Energy Capital Partners Mezzanine Opportunities Fund A, LP and ECP Mezzanine B (Ramaco IP), LP. (the “ECP Funds”), Messrs. Reeder and Kososki may be deemed indirect beneficial owners of the 5,631,349 shares of common stock owned by the ECP Funds. Pursuant to applicable reporting requirements, Messrs. Reeder and Kososki are reporting indirect beneficial ownership of the entire amount of the common stock owned by the ECP Funds but they disclaim beneficial ownership of such shares.

EXECUTIVE OFFICERS

Name and Principal Position	Age	Position
Randall W. Atkins	66	Executive Chairman, Chief Financial Officer, Director and Chairman of the Board
Michael D. Bauersachs	54	President, Chief Executive Officer and Director
Mark A. Clemens	51	Executive Vice President and Chief Commercial Officer
Michael Windisch	44	Chief Accounting Officer
Christopher L. Blanchard	44	Chief Operating Officer

Biographical information for Messrs. Atkins and Bauersachs is set forth in this proxy statement under the heading “Item 1: Election of Directors.”

Mark A. Clemens. Mark Clemens has served as our Executive Vice President and Chief Commercial Officer since December 2017. Mr. Clemens served as our Chief Operating Officer from January 2016 until December 2017. Prior to joining us, Mr. Clemens was a consultant for companies in the coal industry, including Ramaco., He also served as president of Trinity Coal Corporation, and before that as Senior Vice President of Group Operations at Massey Energy as well as other various senior management roles. He holds a B.S. degree in Accounting from Marshall University, and has been a Certified Public Accountant since 1991.

Michael Windisch. Michael Windisch has served as our Chief Accounting Officer since October 2016. Prior to joining Ramaco, he had served in the role of chief financial officer of companies in the energy and industrial sector such as Chief Financial Officer of Foam Design, Inc. and as Chief Financial Officer of U.S. Coal Corporation. He had also served as Chief Financial Officer of NGAS Resources, Inc. and held various roles at PricewaterhouseCoopers LLP. Mr. Windisch has a B.S. in Accountancy and Finance from Miami University.

Christopher L. Blanchard. Chris Blanchard has served as our Chief Operating Officer since December 2017. Mr. Blanchard previously served as an independent contractor to the Company through his company. Prior to that he served as Vice President – Operations and Development for Cutlass Collieries, LLC, a Cline Group Company, in Nova Scotia, Canada, and as the Director of Operations Support for Alpha Natural Resources subsidiary. Mr. Blanchard was previously President of a subsidiary of Massey Energy Company operating the Upper Big Branch mine in April 2010 at the time of an explosion. Mr. Blanchard was not charged in connection with the incident. Mr. Blanchard received his Bachelor of Science in Mining Engineering from Virginia Polytechnic Institute. Mr. Blanchard also holds a Masters of Business Administration from the University of Charleston and a Master of Science in Systems Engineering from Missouri University of Science and Technology.

EXECUTIVE COMPENSATION TABLES

As an “emerging growth company,” we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act of 1933, as amended (the “Securities Act”). These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our “Named Executive Officers” or “NEOs”. The following tables show compensation information for our NEOs for the two-year period ended December 31, 2018.

Summary Compensation Table for 2018

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Other (4) ($)	Total ($)
Randall W. Atkins Executive Chairman, Chief Financial Officer and Director and Chairman of the Board	2018 2017	425,000 391,167	425,000 340,000	1,000,000 800,000	— —	11,000 —	1,861,000 1,531,167
Michael D. Bauersachs President, Chief Executive Officer and Director	2018 2017	425,000 391,667	425,000 340,000	1,000,000 800,000	— —	10,942 10,800	1,860,942 1,542,467
Christopher L. Blanchard Chief Operating Officer	2018	275,000	225,000	625,000	—	11,000	1,136,000

(1)	Bonus compensation represents the aggregate amount of the annual cash bonuses earned by each Named Executive Officer for the applicable fiscal year.
(2)

Reported amounts in the table represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. See Note 7 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K, filed with the SEC on March 19, 2019.

(3)	No stock options were granted during 2018 or 2017.
(4)	Other represents the employer contributions to the Named Executive Officer’s 401(k).

Narrative Disclosure to the Summary Compensation Table

For 2018, the principal elements of compensation provided to the Named Executive Officers were base salaries, cash bonuses and awards of our common stock.

Base Salary. Base salaries for our Named Executive Officers during 2018 were generally set at levels deemed by the Board as necessary to attract and retain qualified individuals with superior talent commensurate with their relative expertise and prior experience. When establishing the base compensation for our Named Executive Officers during 2018, the Board specifically considered our stage of development at that time as well as each of our Named Executive Officers’ duties and responsibilities.

Annual Cash Bonus. Annual cash bonuses are used to motivate and reward our Named Executive Officers. For fiscal 2018, the annual cash bonuses were discretionary and were determined by our Compensation Committee, after considering both individual and Company performance. Various considerations, such as Company EBITDA, safety and individual performance, were used in determining the annual cash bonuses for our Named Executive Officers in respect of the 2018 fiscal year.

Stock Awards. Grants of restricted stock were made to our Named Executive Officers on January 31, 2018, which awards will vest on December 31, 2020, with the exception of 37,313 shares awarded to Mr. Blanchard, which will vest on December 31, 2019. The remaining 40,423 shares awarded to Mr. Blanchard on January 31, 2018 vest on December 31, 2020. The Company believes that the stock awards are an appropriate reward for the Company’s continued growth and expansion and further align the interests of Messrs. Atkins, Bauersachs and Blanchard with the long-term interests of the Company’s stockholders.

Outstanding Equity Awards At Fiscal Year-End 2018

The following table provides information regarding the outstanding equity awards held by our NEOs as of December 31, 2018. The closing stock price on the NASDAQ Global Select Market on December 31, 2018 was $4.95.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Randall W. Atkins	468,712	—	5.34	08/31/2026	261,835	1,296,083
Michael D. Bauersachs	468,712	—	5.34	08/31/2026	261,835	1,296,083
Christopher L. Blanchard	—	—	—	—	77,736	384,793

(1)	Outstanding stock awards will fully vest on the following dates:

Grant Date	Type of Stock Award	Vesting Date	Atkins	Bauersachs	Blanchard
6/28/2017	Stock Award	12/31/2019	137,457	137,457	—
1/31/2018	Stock Award	12/31/2019	—	—	37,313
1/31/2018	Stock Award	12/31/2020	124,378	124,378	40,423

Potential Payments upon Change in Control or Termination

We do not currently maintain any employment, severance or change in control agreements with any of our NEOs. In addition, none of our NEOs are currently entitled to any cash payments in connection with a termination of their employment, including a retirement, or a change in control.

On August 31, 2016, stock options were granted to Messrs. Atkins and Bauersachs under our predecessor Ramaco Development, LLC’s 2016 Membership Unit Option Plan. The options granted to Messrs. Atkins and Bauersachs vested in full and were converted into options under our Long-Term Incentive Plan in connection with our initial public offering. Our Long-Term Incentive Plan provides that in the event of a change in control or other changes in us or our common stock, the Board may, in its discretion, (i) accelerate the time of exercisability of an award, (ii) require awards to be surrendered in exchange for a cash payment (including canceling a stock option or stock appreciation right for no consideration if it has an exercise price or grant price less than the value paid in the transaction), (iii) cancel awards that remain subject to a restricted period as of the date of the change in control or other event without payment, or (iv) make any other adjustments to awards that the Board deems appropriate to reflect the applicable transaction or event.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to our Long-Term Incentive Plan as of December 31, 2018, the only equity compensation plan in effect as of December 31, 2018, which was approved by our existing shareholders prior to our initial public offering.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
Equity compensation plans approved by security holders	973,424	$5.34	5,917,534

(1)

The securities remaining available for issuance may be issued in the form of stock options, stock appreciation rights, restricted stock units, stock awards, dividend equivalents, other stock-based awards, cash awards, substitute awards and performance awards. The shares remaining available for issuance generally may be used for any of these types of awards.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in fulfilling its responsibility for independent oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Ramaco Resources and is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm retained to audit Ramaco Resources’s financial statements. The Audit Committee is composed of 3 directors, each of whom is independent as defined by the NASDAQ Global Select Market listing standards. The Audit Committee Charter further describes the committee’s responsibilities and is available at www.ramacoresources.com. During 2018, the Audit Committee met 4 times, including meetings to discuss the interim financial information contained in each quarterly earnings announcement with management and Briggs & Veselka Co., Ramaco Resources’s independent registered public accounting firm (independent auditors), prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee (a) obtained from the independent auditors a formal written statement describing all relationships between the auditors and Ramaco Resources that might reasonably be thought to bear on the auditors’ independence consistent with applicable Public Company Accounting Oversight Board (PCAOB) requirements and (b) discussed with the auditors any relationships that may impact their objectivity and independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of Ramaco Resources’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications and other matters required to be discussed by generally accepted auditing standards, including those described in PCAOB Auditing Standard No. 16, as amended (Communication with Audit Committees), and discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Audit Committee also discussed the results of the internal audit examinations.

Management has the responsibility for the preparation of Ramaco Resources’s financial statements and for its internal controls and the independent auditors have the responsibility for the examination of those statements and the related audit of internal control over financial reporting. The Audit Committee reviewed and discussed the audited financial statements of Ramaco Resources as of and for the fiscal year ended December 31, 2018, with management and the independent auditors. The Audit Committee also reviewed and discussed with management and the independent auditors management’s report on internal control over financial reporting.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that Ramaco Resources’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Patrick C. Graney, III, Chairman

Bruce E. Cryder

Richard M. Whiting

PRINCIPAL ACCOUNTING FIRM FEES

The Audit Committee of the Board has appointed Briggs & Veselka Co. as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2019.

The Company does not expect that representatives of Briggs & Veselka Co. will be present at the Annual Meeting.

Aggregate fees related to services provided to Ramaco Resources for the fiscal years ended December 31, 2018 and 2017 by Ramaco Resources’ principal accounting firm, Briggs & Veselka Co., are set forth below.

	Year Ended December 31,
	2018	2017
Audit fees(1)	$317,900	$621,650
Audit-related fees(2)	—	19,100
Total audit and audit-related fees	317,900	640,750
Tax fees	—	—
All other fees	—	—
Total fees	$317,900	$640,750

(1)

For 2018 and 2017, amounts include fees for services provided by the principal accounting firm relating to the integrated audit for financial statements, statutory audits, attest services and regulatory filings.

(2)

For 2017, audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of our financial statements or that are traditionally performed by the independent auditor, such as employee benefit plan audits, agreed upon procedures required to comply with financial, accounting or regulatory reporting and assistance with internal control documentation requirements.

Audit Committee Policies and Procedures for Preapproval of Audit and Non-Audit Services

The Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided our independent registered public accounting firm.  The policy requires that all services our independent registered public accounting firm provides to us be pre-approved by the Audit Committee.  The Audit Committee approved all services provided by Briggs & Veselka Co. during 2018.

During 2018, no preapproval requirements were waived for services included in the Audit-related fees caption of the fee table above pursuant to the limited waiver provisions in applicable rules of the Securities and Exchange Commission.

GENERAL INFORMATION

In accordance with the Securities and Exchange Commission’s “notice and access” model, we are providing our Notice of Annual Meeting of Shareholders, Proxy Statement and annual report on Form 10-K for the year ended December 31, 2018 to you online with paper copies available, free of charge, upon request. On or about May 13, 2019, we will begin mailing a Notice of Internet Availability of Proxy Materials detailing how to access the proxy materials electronically and how to submit your proxy via the Internet. The Notice of Internet Availability of Proxy Materials also provides instructions on how to request and obtain paper copies of the proxy materials and proxy card or voting instruction form, as applicable.

The proxy statement and proxy card are being furnished at the direction of the Board of Directors. We will pay all solicitation costs. We will reimburse brokerage firms, nominees, fiduciaries, custodians, and other agents for their expenses in distributing proxy material to the beneficial owners of our common stock. In addition, certain of our directors, officers and employees may solicit proxies by telephone and personal contact.

The Board of Directors does not intend to bring any other matters before the meeting and has not been informed that any other matters are to be properly presented to the meeting by others. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

Shareholder Proposals for 2020 Annual Meeting

Any shareholder who intends to present a proposal at the 2020 annual meeting of shareholders and who requests inclusion of the proposal in Ramaco Resources’ proxy statement and form of proxy in accordance with applicable rules of the Securities and Exchange Commission must file such proposal with us at our principal executive offices (Ramaco Resources Inc., 250 West Main Street, Suite 1800, Lexington, Kentucky 40507) no later than the close of business on March 13, 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and holders of more than ten percent of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. We believe that during the fiscal year ended December 31, 2018, all of our officers and directors complied with these filing requirements.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies to deliver a single Notice of Internet Availability or a single copy of proxy materials to multiple shareholders sharing an address unless a company has received contrary instructions from one or more of the shareholders at that address. This means that only one copy of the Annual Report, this proxy statement and notice may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of the Notice of Internet Availability and/or proxy statement either now or in the future, please contact our Secretary either by calling (859) 244-7455 or by mailing a request to Attn: Secretary, 250 West Main Street, Suite 1800, Lexington, Kentucky 40507. Upon written or oral request to the Secretary, we will promptly provide a separate copy of the Annual Report and this proxy statement and notice. In addition, shareholders at a shared address who receive multiple Notices of Internet Availability or multiple copies of proxy statements may request to receive a single Notice of Internet Availability or a single copy of proxy statements in the future in the same manner as described above.

Annual Report to Shareholders

The Annual Report to Shareholders, which includes a copy of our annual report on Form 10-K containing our consolidated financial statements for the year ended December 31, 2018, accompanies the proxy material being mailed to all shareholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors,

Randall W. Atkins Executive Chairman, Chief Financial Officer and Chairman of the Board	Michael D. Bauersachs President and Chief Executive Officer

April 30, 2019

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/11/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/11/2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All | Withhold All | For All Except
○ ○ ○

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

02 0000000000

1. Election of directors

Nominees

01 Randall W. Atkins
02 Michael D. Bauersachs
03 C. Lynch Christian, III
04 Bruce Cryder
05 Patrick C. Graney, III
06 Bryan H. Lawrence
07 Tyler Reeder
08 Richard M. Whiting

NOTE: In their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

0000418535_1 R1.0.1.18

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2018 Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

RAMACO RESOURCES, INC.
Annual Meeting of Shareholders
June 25, 2019 1:30 PM
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint (s) Richard M. Whiting as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to act and vote, as designated on the reverse side of this ballot, all of the shares of Common stock of RAMACO RESOURCES, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 01:30 PM, ET on 6/25/2019, at 410 Park Avenue, Suite 1900, New York, New York 10022, and any adjournment or postponement thereof. Receipt of Notice-Proxy Statement dated April 30, 2018 is acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000418535_2 R1.0.1.18